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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MAAX Corporation
1010 Sherbrooke Street West, suite 1610
Montreal, Quebec, Canada
H3A 2R7



We consent to the use of our auditors' report dated April 9, 2004, except as to note 20 (g) which is dated June 4, 2004 on the consolidated balance sheets of MAAX Inc. as at February 28, 2003 and February 29, 2004, and the consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended February 29, 2004 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.





/s/ KPMG LLP

Chartered Accountants
Montreal, Canada
September 14, 2004


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Beauceland Corporation
1010 Sherbrooke Street West, suite 1610
Montreal, Quebec, Canada
H3A 2R7




We consent to the use of our auditors' report dated June 3, 2004 on the balance sheets of Beauceland Corporation as of May 31, 2004 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ KPMG LLP

Montreal, Canada
September 14, 2004